                                                                     EXHIBIT 4.1

================================================================================

                                  DISCOVER BANK
                      Master Servicer, Servicer and Seller

                                       and

                         U.S. BANK NATIONAL ASSOCIATION
                                     Trustee

                       on behalf of the Certificateholders

                             FIRST AMENDMENT TO THE
                       SERIES SUPPLEMENT FOR SERIES 2003-2

                                       to

                         POOLING AND SERVICING AGREEMENT
                           Dated as of October 1, 1993

                           ---------------------------

                          DISCOVER CARD MASTER TRUST I

================================================================================

                                   Dated as of
                                 March 17, 2003

                  THIS FIRST AMENDMENT TO THE SERIES SUPPLEMENT FOR SERIES 2003-2 (the "Amendment"), dated as of March 17, 2003, is entered into by and between DISCOVER BANK (formerly Greenwood Trust Company), a Delaware banking corporation, as Master Servicer, Servicer and Seller ("Discover Bank") and U.S. BANK NATIONAL ASSOCIATION (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association), as Trustee.

                  WHEREAS, Discover Bank and the Trustee have entered into the SERIES SUPPLEMENT FOR SERIES 2003-2 (the "Agreement"), dated as of February 18, 2003, as amended, with respect to the Series 2003-2 Certificates, pursuant to
Section 6.06 of that certain Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of October 1, 1993, as amended, relating to Discover Card Master Trust I; and

                  WHEREAS, pursuant to subsection 13.01(a)(ii) of the Pooling and Servicing Agreement, Discover Bank and the Trustee desire to amend the Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, each party agrees as follows for the benefit of the other party and for the benefit of the Certificateholders:

                  1. Definitions. Unless otherwise specified, capitalized terms used in this Amendment shall have the same meanings ascribed to them in the Agreement.

                  2. New Series Term Sheet. A new Series Term Sheet, which shall replace the Series Term Sheet beginning on page 1 of the Agreement, is attached hereto as Exhibit A.

                  3. New Form of Investors Certificates. New Forms of Investors Certificates, which shall replace Exhibit A-1 and Exhibit A-2 in the Agreement, are attached as Exhibits B-1 and B-2.

                  4. Conditions to Effectiveness. This Amendment shall not become effective until (i) each Rating Agency shall have confirmed in writing that this Amendment will not affect the ratings of any class of any series of the Trust then outstanding and shall have confirmed that the Series 2003-2 Certificates to be issued on March 17, 2003 shall have the same ratings as the Series 2003-2 Certificates that were issued on February 18, 2003 and (ii) an amendment to the Credit Enhancement Agreement increasing the Stated Class B Credit Enhancement Amount to $78,947,400 from $39,473,700 shall have become effective and such additional deposit necessary to increase the Stated Class B Credit Enhancement Amount to $78,947,400 shall have been made.

                  5. Class Percentages and Series Excess Spread. For purposes of the definition of "Class Percentage" and any determinations to be made with respect thereto, the Class A Investor Interest shall be deemed to be $1,000,000,000 and the Class B Investor Interest shall be deemed to be $52,632,000 as of the first day of the Due Period in March 2003. For purposes of the definition of "Series Excess Spread," the Class A Invested Amount shall be deemed to be $500,000,000 and the Class B Invested Amount shall be deemed to be $26,316,000 for the Distribution Date in March 2003.

                  6. Effect Upon the Agreement. Except as specifically set forth herein, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

                  7. Available Class B Credit Enhancement Amount. For the avoidance of doubt, the following sentence shall be added at the end of the definition of "Available Class B Credit Enhancement Amount":

                  Notwithstanding the foregoing, the Available Class B Credit Enhancement Amount for any Distribution Date shall not exceed the Maximum Class B Credit Enhancement Amount for such Distribution Date.

                  Counterparts. This Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, Discover Bank and the Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

                                            DISCOVER BANK,
                                            as Master Servicer, Servicer and
                                            Seller

                                            By: /s/ MICHAEL F. RICKERT
                                               ---------------------------------
                                                Name: Michael F. Rickert
                                                Title: Vice President,
                                                       Chief Accounting Officer
                                                       and Treasurer

                                            U.S. BANK NATIONAL ASSOCIATION,
                                            as Trustee

                                            By: /s/ MELISSA A. ROSAL
                                               ---------------------------------
                                                Name: Melissa A. Rosal
                                                Title: Vice President

                                    EXHIBIT A

                          DISCOVER CARD MASTER TRUST I
                           SERIES 2003-2 CERTIFICATES

                  This Series of Master Trust Certificates is established pursuant to Section 6.06 of that certain Pooling and Servicing Agreement, dated as of October 1, 1993, as amended, by and between DISCOVER BANK (formerly Greenwood Trust Company), a Delaware banking corporation ("Discover Bank"), as Master Servicer, Servicer and Seller and U.S. BANK NATIONAL ASSOCIATION (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) (the "Trustee"), as Trustee (the "Pooling and Servicing Agreement"). This SERIES TERM SHEET and the ANNEX attached hereto, by and among the Master Servicer, the Servicers, the Sellers and the Trustee, constitute the SERIES SUPPLEMENT (the "Series Supplement"). The Pooling and Servicing Agreement and this Series Supplement together establish the Series of Master Trust Certificates to be known as the DISCOVER CARD MASTER TRUST I, SERIES 2003-2 CERTIFICATES.

                                SERIES TERM SHEET

Date of Series Term Sheet                       February 18, 2003.

Group                                           One.

Series Initial Investor Interest                $526,316,000; provided, however, that effective March 17,
                                                2003, the Series Initial Investor Interest shall be
                                                $1,052,632,000

Class Initial Investor Interest of              Class A - $500,000,000; provided, however, that effective
each Class of Investor Certificates             March 17, 2003, the Class A Initial Investor Interest for
                                                Class A shall be $1,000,000,000.

                                                Class B - $26,316,000; provided, however, that effective
                                                March 15, 2003, the Class B Initial Investor Interest shall be $52,632,000

Class A Expected Final Payment Date             The Distribution Date in February 2008.

Class B Expected Final Payment Date             The Distribution Date in March 2008.

Type of Structure                               Bullet Maturity.

Certificate Rates                               Class A - LIBOR + 0.13% per annum, calculated on the basis of the actual number of days elapsed and a 360-day year.

                                                Class B -3.85% per annum, calculated on the basis of a
                                                360-day year of twelve 30-day months or, in the case of
                                                accrual of interest for the period from and including the
                                                Series Closing

                                                Date to but excluding March 15, 2003, calculated on the
                                                basis of the number of days elapsed and a 360-day year,
                                                assuming that the month of February has 30 days.


Subseries                                       None.

Monthly Amortization Rate                       Not applicable.

Prepayment Calculation Table                    Not applicable.

Prepayment Determination Date                   Not applicable.

Class Cap Rate                                  Not applicable.

Class Maximum Rate                              Not applicable.

Class Interest Rate Swap                        Not applicable.

Interest Rate Swap Counterparty                 Not applicable.

Swap Trust Rate                                 Not applicable.

Swap Counterparty Rate                          Not applicable.

Monthly Swap Deposit                            Not applicable.

LIBOR Determination Date                        The second LIBOR Business Day immediately preceding the
                                                commencement of an Interest Accrual Period.

Series Yield Factor                             Initially zero, but may be increased pursuant to Section 25.

Series Cut-Off Date                             February 1, 2003.

Series Closing Date                             February 18, 2003.

Date from which Interest for first              Series Closing Date; provided, however, that for Class A
Interest Payment Date Shall Accrue              Certificates issued on March 17, 2003, interest will accrue from March 17, 2003, and for Class B Certificates issued on
                                                March 17, 2003, interest will accrue from March 15, 2003.

Distribution Dates                              March 15, 2003 and the 15th day of each calendar month
                                                thereafter (or, if such day is not a Business Day, the next succeeding Business Day).

Interest Payment Dates                          Class A - The 15th day of each calendar month (or, if such day is not a Business Day, the next succeeding Business
                                                Day), commencing in March 2003; provided, however, that for
                                                Class

                                                A Certificates issued on March 17, 2003, the first interest payment will occur in April 2003.

                                                Class B - The 15th day of each calendar month (or, if such day is not a Business Day, the next succeeding Business
                                                Day), commencing in March 2003; provided, however, that for
                                                Class B Certificates issued on March 17, 2003, the first
                                                interest payment will occur in April 2003.

Statement Dates                                 Each Distribution Date, commencing in March 2003.

Principal Payment Date                          Not applicable.

Interest Calculation Dates                      Not applicable.

Accumulation Commencement Date                  Not applicable.

Accumulation Period                             Unless an Amortization Event shall have occurred prior
                                                thereto, the period commencing on the Principal Commencement
                                                Date and ending on the earliest to occur of (x) the payment in full of the Series Invested Amount, (y) the Amortization
                                                Commencement Date, and (z) the Series Termination Date.

Accumulation Amount                             (a) Through the Class A Expected Final Payment Date, (i)
                                                $83,333,333.34 or (ii) if the Master Servicer elects to
                                                delay commencement of the Accumulation Period in accordance with Section 23, the Class A Initial Investor Interest
                                                divided by the number of Distribution Dates from the
                                                commencement of the Accumulation Period through and
                                                including the Class A Expected Final Payment Date, and (b)
                                                thereafter, $52,632,000.00.

Principal Commencement Date                     The first day of the Due Period related to the March 2007
                                                Distribution Date (or such later Distribution Date as the
                                                Master Servicer may elect in accordance with Section 23).

Revolving Period                                From the Series Cut-Off Date to but excluding the earlier to occur of (i) the Principal Commencement Date, and (ii) the
                                                Amortization Commencement Date.

Controlled Liquidation Period                   Not applicable.

Early Accumulation Period                       Not applicable.

Type of Credit Enhancement                      Cash collateral account.

Stated Shared Credit Enhancement Amount         There shall be no Shared Credit Enhancement.

Stated Class A Credit Enhancement Amount        There shall be no Class A Cash Collateral Credit
                                                Enhancement.

Stated Class B Credit Enhancement Amount        $78,947,400.

Credit Enhancement Provider                     Collectively, the one or more lenders making a loan in order to provide the initial funds on deposit in the Credit
                                                Enhancement Account, or any successor provider of the Credit
                                                Enhancement.

Maximum Shared Credit Enhancement Amount        There shall be no Shared Credit Enhancement.

Maximum Class A Credit Enhancement Amount       There shall be no Class A Cash Collateral Credit
                                                Enhancement.

Maximum Class B Credit Enhancement Amount       On any Distribution Date (a) prior to the making of an
                                                Effective Alternative Credit Support Election, the
                                                greater of (i) $10,526,320 and (ii) (x) if a Supplemental
                                                Credit Enhancement Event has not occurred, an amount equal to 7.5% of the Series Investor Interest as of the last day of the related Due Period, or (y) if a Supplemental
                                                Credit Enhancement Event has occurred, an amount equal to
                                                8.0% of the Series Investor Interest as of the last day of the related Due Period or (b) subsequent to the making of an
                                                Effective Alternative Credit Support Election, the greater of (i) $10,526,320 and (ii) an amount equal to 12.5% of the
                                                Series Investor Interest as of the last day of the related
                                                Due Period; provided, however, that if an Amortization Event with respect to the Series established hereby occurs, the
                                                Maximum Class B Credit Enhancement Amount for each Distribution
                                                Date thereafter shall equal the Maximum Class B Credi
                                                Enhancement Amount for the Distribution Date immediately
                                                preceding the occurrence of the Amortization Event; and provided, further, that if a Credit Enhancement Drawing has been made, until such time as the Available Class B Credit Enhancement
                                                Amount has been reinstated in an amount at least equal to the amount of such Credit Enhancement Drawing, the Maximum Class
                                                B Credit Enhancement Amount shall be the Maximum Class B
                                                Credit Enhancement Amount as of the

                                                date of such Credit Enhancement Drawing.

Total Maximum Credit Enhancement Amount         On any Distribution Date, the Maximum Class B Credit
                                                Enhancement Amount for such Distribution Date.

Additional Credit Support Amount                The lesser of (x)(i) $52,631,600 prior to the occurrence of a Supplemental Credit Enhancement Event or (ii) $47,368,440
                                                following the occurrence of a Supplemental Credit
                                                Enhancement Event and (y) the difference between the Maximum
                                                Class B Credit Enhancement Amount (after giving effect to an
                                                Alternative Credit Support Election) and the Available Class
                                                B Credit Enhancement Amount (immediately before giving
                                                effect to the Alternative Credit Support Election).

Supplemental Credit Enhancement Amount          The lesser of (x)(i) $5,263,160 prior to the occurrence of an Alternative Credit Support Election or (ii) zero
                                                following the occurrence of an Alternative Credit Support
                                                Election and (y) the difference between the Maximum Class B
                                                Credit Enhancement Amount (after giving effect to the
                                                occurrence of a Supplemental Credit Enhancement Event) and the Available Class B Credit Enhancement Amount (immediately before giving effect to the occurrence of a Supplemental
                                                Credit Enhancement Event).

Initial Subordinated Amount                     $131,579,000.

Additional Subordinated Amount                  $52,631,600 prior to the occurrence of a Supplemental Credit
                                                Enhancement Event and $47,368,440 following the occurrence of a Supplemental Credit Enhancement Event.

Supplemental Subordinated Amount                $5,263,160 prior to the effectiveness of an Alternative
                                                Credit Support Election and zero following the effectiveness of an Alternative Credit Support Election.

Series Buffer Amount                            Zero.

Group Buffer Amount                             Zero.

Investor Servicing Fee Percentage               2.0% per annum calculated on the basis of a 360-day year of twelve 30-day months.

Supplemental Servicing Fee Percentage           Zero.

Amount of Additional Funds                      Initially, zero.

Eligible for Reallocations to and from          Yes.
Other Series in Group

Series Termination Date                         The first Business Day following the Distribution Date in
                                                August 2010.

Estimated Investment Shortfall                  On any date of determination, the positive difference, if
                                                any, between (i) the Certificate Rate for the Class for
                                                whose benefit the amounts on deposit in the Series Principal
                                                Funding Account are held as of such date of determination
                                                and (ii) the weighted average yield (expressed as a Money
                                                Market Yield) on the investments in the Series Principal
                                                Funding Account as of such date of determination.

Estimated Yield                                 On any date of determination, the Portfolio Yield for the
                                                immediately preceding Due Period less 2.00%.

Classes, if any, subject to                     Not applicable.
Regulation S restrictions

Classes, if any, subject to                     Class B.
ERISA restrictions

Bearer Certificates                             Not applicable.

Registered Certificates                         Class A and Class B Certificates.

Class A Certificate                             Each certificate executed by the Sellers and authenticated by or on behalf of the Trustee, substantially in the form of
                                                Exhibit A-1.

Class B Certificate                             Each certificate executed by the Sellers and authenticated by or on behalf of the Trustee, substantially in the form of
                                                Exhibit A-2.

Principal Paying Agent                          Class A - Not applicable.

                                                Class B - Not applicable.

Paying Agents                                   Class A and Class B - the Corporate Trust Office of the
                                                Trustee.

                                   EXHIBIT B-1

                                   EXHIBIT A-1

                           FORM OF CLASS A CERTIFICATE

                 [FORM OF THE FACE OF THE CLASS A CERTIFICATES]

                  UNLESS THIS CLASS A CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CLASS A CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                      NO.
                                                                              $

                                                         CUSIP NO. ____________

                   DISCOVER CARD MASTER TRUST I, SERIES 2003-2
           FLOATING RATE CLASS A CREDIT CARD PASS-THROUGH CERTIFICATE

                                  DISCOVER BANK
                      MASTER SERVICER, SERVICER AND SELLER

(NOT AN INTEREST IN OR OBLIGATION OF DISCOVER BANK AND NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.)

                  This certifies that Cede & Co. (the "Class A
Certificateholder") is the registered owner of a Fractional Undivided Interest in the Discover Card Master Trust I (the "Trust"), the corpus of which consists of a portfolio of receivables (the "Receivables") existing as of the Cut-Off Date (or, with respect to Receivables in Additional Accounts, as of the applicable Additional Account Cut-Off Date) or thereafter created under certain open end credit card accounts for specified Persons (the "Accounts") originated by Discover Bank (formerly Greenwood Trust Company), a Delaware banking corporation ("Discover Bank"), or an affiliate of Discover Bank, and transferred to the Trust by Discover Bank or one or more Additional Sellers, all monies due or to become due with respect thereto, all proceeds (as defined in Section 9-102(a)(64) of the Uniform Commercial Code as in effect in the Applicable State or any successor provision thereto) of such Receivables pursuant to a Pooling and Servicing Agreement, dated as of October 1, 1993, by and between U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National

                                     B-1-1

Association) as Trustee (the "Trustee") and Discover Bank as Master Servicer, Servicer and Seller, as amended (the "Pooling and Servicing Agreement"), a summary of certain of the pertinent provisions of which is set forth herein below, and benefits under any Credit Enhancement with respect to any Series of investor certificates issued from time to time pursuant to the Pooling and Servicing Agreement, to the extent applicable. Reference is hereby made to the further provisions of this Class A Certificate set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as if set forth at this place.

                  This Class A Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or any amendment thereto, or the Series Supplement, dated as of February 18, 2003, as amended (the "Series Supplement"), by and between the Trustee and Discover Bank or any amendment thereto, or become vested or obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee under the Pooling and Servicing Agreement.

                                     B-1-2

                  IN WITNESS WHEREOF, Discover Bank has caused this Class A Certificate to be duly executed and authenticated.

                                            DISCOVER BANK

                                            By: ________________________________

                                     B-1-3

                [FORM OF THE REVERSE OF THE CLASS A CERTIFICATES]

                  It is the intent of the Sellers and the Investor Certificateholders that, for federal, state and local income and franchise tax purposes only, the Investor Certificates will be evidence of indebtedness of the Sellers. The Sellers and the Class A Certificateholder, by the acceptance of this Class A Certificate, agree to treat this Class A Certificate for federal, state and local income and franchise tax purposes as indebtedness of the Sellers secured by the Receivables and other assets held in the Trust.

                  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement or the Series Supplement. This Class A Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement and the Series Supplement, to which Pooling and Servicing Agreement and Series Supplement, as each may be amended from time to time, the Class A Certificateholder by virtue of the acceptance hereof assents and by which the Class A Certificateholder is bound.

                  This Class A Certificate is one of a series of Certificates entitled "Discover Card Master Trust I, Series 2003-2 Floating Rate Class A Credit Card Pass-Through Certificates" (the "Class A Certificates"), each of which represents a Fractional Undivided Interest in the Trust including the right to receive the Collections and other amounts at the times and in the amounts specified in the Pooling and Servicing Agreement and the Series Supplement to be deposited in the Investor Accounts with respect to Discover Card Master Trust I, Series 2003-2 or paid to the Class A Certificateholders. Also issued under the Pooling and Servicing Agreement and the Series Supplement are Investor Certificates designated as "Discover Card Master Trust I, Series 2003-2 3.85% Class B Credit Card Pass-Through Certificates" (the "Class B Certificates"). The Class A Certificates and the Class B Certificates are collectively referred to herein as the Investor Certificates.

                  The aggregate interest represented by the Class A Certificates at any time in the assets of the Trust shall not exceed an amount equal to the Class A Investor Interest at such time, plus accrued but unpaid Certificate Interest for the Class A Certificates and any interest thereon. The Class Initial Investor Interest of the Class A Certificates is $1,000,000,000. The Class A Invested Amount on any Distribution Date will be an amount equal to the Class A Initial Investor Interest minus the sum of (a) the aggregate amount of payments of Certificate Principal paid to the Class A Certificateholders prior to such Distribution Date, (b) the aggregate amount of Investor Losses for such Class not reimbursed prior to such Distribution Date and (c) the aggregate amount of losses of principal on investments in funds on deposit for the benefit of such Class in the Series Principal Funding Account. In addition to the Investor Certificates, a Seller Certificate has been issued pursuant to the Pooling and Servicing Agreement which represents, at any time, the undivided interest in the Trust not represented by the Investor Certificates or the investor certificates of any other Series of investor certificates then outstanding. Subject to the terms and conditions of the Pooling and Servicing Agreement, the Sellers may from time to time direct the Trustee, on behalf of the Trust, to issue one or more new Series of investor certificates, which will represent Fractional Undivided Interests in the Trust.

                                     B-1-4

                  During the Revolving Period, which begins on the Series Cut-Off Date, and during the Accumulation Period, Certificate Interest will be distributed on the 15th day of each calendar month with respect to interest accrued during the preceding Interest Accrual Period, commencing in March 2003, or if such 15th day is not a Business Day, on the next succeeding Business Day (an "Interest Payment Date"), to the Class A Certificateholders of record as of the last day of the month preceding the related Interest Payment Date; provided, however, that for Class A Certificates issued on March 17, 2003, the first interest payment will occur in April 2003. Principal on the Class A Certificates is scheduled to be paid in a single payment on the Distribution Date in February 2008 (the "Class A Expected Final Payment Date"), but may be paid sooner or later and in installments if an Amortization Event occurs. During the Amortization Period, if any, Certificate Interest and Certificate Principal collected by the Master Servicer will be distributed to the Class A Certificateholders on the Distribution Date of each calendar month, commencing in the month following the commencement of the Amortization Period. In any event, the final payment of principal of either class will be made no later than the first Business Day following the Distribution Date in August 2010 (the "Series Termination Date").

                  The amount to be distributed on each Principal Payment Date to the holder of this Class A Certificate will be equal to the product of (a) the percentage equivalent of a fraction, the numerator of which is the portion of the Class A Initial Investor Interest evidenced by this Class A Certificate and the denominator of which is the Class A Initial Investor Interest and (b) the aggregate of all payments to be made to the Class A Certificateholders on such Distribution Date. Distributions with respect to this Class A Certificate will be made by the Paying Agent by check mailed to the address of the Class A Certificateholder of record appearing in the Certificate Register (except for the final distribution in respect of this Class A Certificate) without the presentation or surrender of this Class A Certificate or the making of any notation thereon, except that with respect to Class A Certificates registered in the name of Cede & Co., the nominee registrant for The Depository Trust Company, distributions will be made in the form of immediately available funds.

                  This Class A Certificate does not represent an obligation of, or an interest in, the Master Servicer. This Class A Certificate is limited in right of payment to certain Collections respecting the Receivables, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement and the Series Supplement.

                  The Pooling and Servicing Agreement permits, with certain exceptions, the amendment and modification of the rights and obligations of the Master Servicer, and the rights of Investor Certificateholders under the Pooling and Servicing Agreement and Series Supplement, at any time by the Master Servicer, the Sellers and the Trustee in certain cases (some of which require confirmation from the Rating Agencies that such amendment will not result in the downgrading or withdrawal of the rating assigned to the Investor Certificates) without the consent of the Investor Certificateholders, and in all other cases with the consent of the Investor Certificateholders owning Fractional Undivided Interests aggregating not less than 66-2/3% of the Class Invested Amount of each such affected Class (and with confirmation from the Rating Agencies that such amendment will not result in the downgrading or withdrawal of the rating assigned to the Investor Certificates); provided, however, that no such amendment shall (a) have a material adverse effect on any Class of Investor Certificateholders by reducing in

                                     B-1-5
any manner the amount of, or delaying the timing of, distributions which are required to be made on any Investor Certificate without the consent of the affected Investor Certificateholders or (b) reduce the aforesaid percentage required to consent to any such amendment, without the consent of each Investor Certificateholder of each affected Class then of record; and provided, further, that the permitted activities of the Trust may be significantly changed only with the consent of the Holders of Investor Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Aggregate Invested Amount. Any such amendment and any such consent by the Class A Certificateholder, including the deemed consent described in the following sentence, shall be conclusive and binding on such Class A Certificateholder and upon all future Holders of this Class A Certificate and of any Class A Certificate issued in exchange hereof or in lieu hereof whether or not notation thereof is made upon this Class A Certificate. The Class A Certificateholder, by acceptance of this Class A Certificate, will be deemed to have consented for all purposes to any amendment that any Seller determines is necessary or desirable for such Seller to maintain or establish sale accounting treatment under then-applicable financial accounting standards.

                  The transfer of this Class A Certificate shall be registered in the Certificate Register upon surrender of this Investor Certificate for registration of transfer at any office or agency maintained by the Transfer Agent and Registrar accompanied by a written instrument of transfer in a form satisfactory to the Trustee and the Transfer Agent and Registrar duly executed by the Class A Certificateholder or such Class A Certificateholder's attorney duly authorized in writing, and thereupon one or more new Class A Certificates of authorized denominations and for the same aggregate Fractional Undivided Interest will be issued to the designated transferee or transferees.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A Certificates are exchangeable for new Class A Certificates evidencing like aggregate Fractional Undivided Interests, as requested by the Class A Certificateholder surrendering such Class A Certificates. No service charge may be imposed for any such exchange but the Master Servicer or Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

                  The Master Servicer, the Trustee, the Paying Agent and the Transfer Agent, and any agent of any of them, may treat the person in whose name this Class A Certificate is registered as the owner hereof for all purposes, and neither the Master Servicer, the Trust nor the Trustee, the Paying Agent, the Transfer Agent, nor any agent of any of them or any such agent shall be affected by notice to the contrary except in certain circumstances described in the Pooling and Servicing Agreement.

                  Subject to certain conditions in the Pooling and Servicing Agreement and the Series Supplement, if the principal of the Investor Certificates has not been paid in full prior to the Series Termination Date, the obligations created by the Pooling and Servicing Agreement and the Series Supplement with respect to the Investor Certificates shall terminate on the Series Termination Date.

                                      B-1-6

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                  This is one of the Class A Certificates referred to in the within mentioned Pooling and Servicing Agreement and Series Supplement.

                                            U.S. BANK NATIONAL ASSOCIATION,
                                            as Trustee

                                            By: ________________________________
                                                      Authorized Officer

                                      B-1-7

                                   EXHIBIT B-2

                                   EXHIBIT A-2

                           FORM OF CLASS B CERTIFICATE

                 [FORM OF THE FACE OF THE CLASS B CERTIFICATES]

                  UNLESS THIS CLASS B CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CLASS B CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO.                                                            $

                                                       CUSIP NO. _______________

                  THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND TO THE RIGHTS OF THE MASTER SERVICER AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT AND SERIES SUPPLEMENT REFERRED TO HEREIN.

                   DISCOVER CARD MASTER TRUST I, SERIES 2003-2
                                  3.85% CLASS B
                      CREDIT CARD PASS-THROUGH CERTIFICATE

                                  DISCOVER BANK
                      MASTER SERVICER, SERVICER AND SELLER

(NOT AN INTEREST IN OR OBLIGATION OF DISCOVER BANK AND NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.)

                  THIS INVESTOR CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF ANY EMPLOYEE BENEFIT PLAN (AS DEFINED BELOW).

                  This certifies that Cede & Co. (the "Class B
Certificateholder") is the registered owner of a Fractional Undivided Interest in the Discover Card Master Trust I (the "Trust"), the corpus of which consists of a portfolio of receivables (the "Receivables") existing as of the Cut-Off Date (or, with respect to Receivables in Additional Accounts, as of the applicable Additional Account Cut-Off Date) or thereafter created under certain open end credit card accounts for

                                     B-2-1
specified Persons (the "Accounts") originated by Discover Bank (formerly Greenwood Trust Company), a Delaware banking corporation ("Discover Bank"), or an affiliate of Discover Bank, and transferred to the Trust by Discover Bank or one or more Additional Sellers, all monies due or to become due with respect thereto, all proceeds (as defined in Section 9-102(a)(64) of the Uniform Commercial Code as in effect in the Applicable State or any successor provision thereto) of such Receivables pursuant to a Pooling and Servicing Agreement, dated as of October 1, 1993, by and between U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (the "Trustee") and Discover Bank as Master Servicer, Servicer and Seller, as amended (the "Pooling and Servicing Agreement"), a summary of certain of the pertinent provisions of which is set forth herein below, and benefits under any Credit Enhancement with respect to any Series of investor certificates issued from time to time pursuant to the Pooling and Servicing Agreement, to the extent applicable. Reference is hereby made to the further provisions of this Class B Certificate set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as if set forth at this place.

                  This Class B Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or any amendment thereto, or the Series Supplement, dated as of February 18, 2003, as amended (the "Series Supplement"), by and between the Trustee and Discover Bank or any amendment thereto, or become vested or obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee under the Pooling and Servicing Agreement.

                                     B-2-2

                  IN WITNESS WHEREOF, Discover Bank has caused this Class B Certificate to be duly executed and authenticated.

                                            DISCOVER BANK

                                            By: ________________________________

                                     B-2-3

                [FORM OF THE REVERSE OF THE CLASS B CERTIFICATES]

                  It is the intent of the Sellers and the Investor Certificateholders that, for federal, state and local income and franchise tax purposes only, the Investor Certificates will be evidence of indebtedness of the Sellers. The Sellers and the Class B Certificateholder, by the acceptance of this Class B Certificate, agree to treat this Class B Certificate for federal, state and local income and franchise tax purposes as indebtedness of the Sellers secured by the Receivables and other assets held in the Trust.

                  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement or the Series Supplement. This Class B Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement and the Series Supplement, to which Pooling and Servicing Agreement and Series Supplement, as each may be amended from time to time, the Class B Certificateholder by virtue of the acceptance hereof assents and by which the Class B Certificateholder is bound.

                  This Class B Certificate is one of a class of Certificates entitled "Discover Card Master Trust I, Series 2003-2 3.85% Class B Credit Card Pass-Through Certificates" (the "Class B Certificates"), each of which represents a Fractional Undivided Interest in the Trust including the right to receive the Collections and other amounts at the times and in the amounts specified in the Pooling and Servicing Agreement and the Series Supplement to be deposited in the Investor Accounts with respect to Discover Card Master Trust I, Series 2003-2 or paid to the Class B Certificateholders. Also issued under the Pooling and Servicing Agreement and the Series Supplement are Investor Certificates designated as "Discover Card Master Trust I, Series 2003-2 Floating Rate Class A Credit Card Pass-Through Certificates" (the "Class A Certificates"). The Class A Certificates and the Class B Certificates are collectively referred to herein as the Investor Certificates.

                  The aggregate interest represented by the Class B Certificates at any time in the assets of the Trust shall not exceed an amount equal to the Class Investor Interest of the Class B Certificates at such time, plus accrued but unpaid Certificate Interest for the Class B Certificates and any interest thereon. The Class B Certificateholders are also entitled to the benefit of the Credit Enhancement, to the extent provided in the Series Supplement. The Class Initial Investor Interest of the Class B Certificates is $52,632,000. The Class B Invested Amount on any Distribution Date will be an amount equal to the Class B Initial Investor Interest minus the sum of (a) the aggregate amount of payments of Certificate Principal paid to the Class B Certificateholders prior to such Distribution Date, (b) the aggregate amount of Investor Losses for such Class not reimbursed prior to such Distribution Date and (c) the aggregate amount of losses of principal on investments in funds on deposit for the benefit of such Class in the Series Principal Funding Account. In addition to the Investor Certificates, a Seller Certificate has been issued pursuant to the Pooling and Servicing Agreement which represents, at any time, the undivided interest in the Trust not represented by the Investor Certificates or the investor certificates of any other Series of investor certificates then outstanding. Subject to the terms and conditions of the Pooling and Servicing Agreement, the Sellers may from time to time direct the Trustee, on behalf of the Trust, to issue one or more new Series of investor certificates, which will represent Fractional Undivided Interests in the Trust.

                                     B-2-4

                  During the Revolving Period, which begins on the Series Cut-Off Date, and during the Accumulation Period, Certificate Interest will be distributed on the 15th day of each calendar month with respect to interest accrued during the preceding Interest Accrual Period, commencing in March 2003, or if such 15th day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"), to the Class B Certificateholders of record as of the last day of the month preceding the related Interest Payment Date; provided, however, that for Class B Certificates issued on March 17, 2003, the first interest payment will occur in April 2003. Principal on the Class B Certificates is scheduled to be paid in a single payment on the Distribution Date in March 2008 (the "Class B Expected Final Payment Date"), but may be paid sooner or later or in installments under certain circumstances. During the Amortization Period, if any, Certificate Interest and Certificate Principal collected by the Master Servicer will be distributed to the Class B Certificateholders on the Distribution Date of each calendar month, commencing in the month following the commencement of the Amortization Period; provided, however, that no Certificate Principal will be distributed to the Class B Certificateholders until the Class A Investor Interest has been reduced to zero. The rights of the Class B Certificateholders to receive the distributions to which they would otherwise be entitled on the Receivables will be subordinated to the rights of the Class A Certificateholders and the Master Servicer to the extent described in the Pooling and Servicing Agreement and Series Supplement. In any event, the final payment of principal of either Class will be made no later than the first Business Day following the Distribution Date in August 2010 (the "Series Termination Date").

                  The amount to be distributed on each Distribution Date to the holder of this Class B Certificate will be equal to the product of (a) the percentage equivalent of a fraction, the numerator of which is the portion of the Class B Initial Investor Interest evidenced by this Class B Certificate and the denominator of which is the Class B Initial Investor Interest and (b) the aggregate of all payments to be made to the Class B Certificateholders on such Distribution Date. Distributions with respect to this Class B Certificate will be made by the Paying Agent by check mailed to the address of the Class B Certificateholder of record appearing in the Certificate Register (except for the final distribution in respect of this Class B Certificate) without the presentation or surrender of this Class B Certificate or the making of any notation thereon, except that with respect to Class B Certificates registered in the name of Cede & Co., the nominee registrant for The Depository Trust Company, distributions will be made in the form of immediately available funds.

                  This Class B Certificate does not represent an obligation of, or an interest in, the Master Servicer. This Class B Certificate is limited in right of payment to certain Collections respecting the Receivables, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement and the Series Supplement.

                  The Pooling and Servicing Agreement permits, with certain exceptions, the amendment and modification of the rights and obligations of the Master Servicer, and the rights of Investor Certificateholders under the Pooling and Servicing Agreement and Series Supplement, at any time by the Master Servicer, the Sellers and the Trustee in certain cases (some of which require confirmation from the Rating Agencies that such amendment will not result in the downgrading or withdrawal of the rating assigned to the Investor Certificates) without the consent of the Investor Certificateholders, and in all other cases with the consent of the Investor Certificateholders owning Fractional Undivided Interests aggregating not less than

                                     B-2-5

66-2/3% of the Class Invested Amount of each such affected Class (and with confirmation from the Rating Agencies that such amendment will not result in the downgrading or withdrawal of the rating assigned to the Investor Certificates); provided, however, that no such amendment shall (a) have a material adverse effect on any Class of Investor Certificateholders by reducing in any manner the amount of, or delaying the timing of, distributions which are required to be made on any Investor Certificate without the consent of the affected Investor Certificateholders or (b) reduce the aforesaid percentage required to consent to any such amendment, without the consent of each Investor Certificateholder of each affected Class then of record; and, provided, further, that the permitted activities of the Trust may be significantly changed only with the consent of the Holders of Investor Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Aggregate Invested Amount. Any such amendment and any such consent by the Class B Certificateholder, including the deemed consent described in the following sentence, shall be conclusive and binding on such Class B Certificateholder and upon all future Holders of this Class B Certificate and of any Class B Certificate issued in exchange hereof or in lieu hereof whether or not notation thereof is made upon this Class B Certificate. The Class B Certificateholder, by acceptance of this Class B Certificate, will be deemed to have consented for all purposes to any amendment that any Seller determines is necessary or desirable for such Seller to maintain or establish sale accounting treatment under then-applicable financial accounting standards.

                  The transfer of this Class B Certificate shall be registered in the Certificate Register upon surrender of this Investor Certificate for registration of transfer at any office or agency maintained by the Transfer Agent and Registrar accompanied by a written instrument of transfer in a form satisfactory to the Trustee and the Transfer Agent and Registrar duly executed by the Class B Certificateholder or such Class B Certificateholder's attorney duly authorized in writing, and thereupon one or more new Class B Certificates of authorized denominations and for the same aggregate Fractional Undivided Interest will be issued to the designated transferee or transferees.

                  The transfer of this Investor Certificate is subject to certain restrictions set forth in the Pooling and Servicing Agreement. In no event shall this Investor Certificate, or any interest therein, be transferred to an employee benefit plan, trust or account subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), and not excepted under Section 4975(g). Any Holder of this Investor Certificate, by its acceptance hereof, shall be deemed to represent and warrant that it is not
(i) an employee benefit plan (as defined in Section 3(3) of ERISA), that is subject to Title I of ERISA, (ii) a plan described in Section 4975(e)(l) of the Code, and not excepted under Section 4975(g), or (iii) an entity using assets to purchase such Certificates which constitute plan assets by reason of a plan's investment in such Holder.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class B Certificates are exchangeable for new Class B Certificates evidencing like aggregate Fractional Undivided Interests, as requested by the Class B Certificateholder surrendering such Class B Certificates. No service charge may be imposed for any such exchange but the Master Servicer or Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

                                     B-2-6

                  The Master Servicer, the Trustee, the Paying Agent and the Transfer Agent, and any agent of any of them, may treat the person in whose name this Class B Certificate is registered as the owner hereof for all purposes, and neither the Master Servicer, the Trust nor the Trustee, the Paying Agent, the Transfer Agent, nor any agent of any of them or any such agent shall be affected by notice to the contrary except in certain circumstances described in the Pooling and Servicing Agreement.

                  Subject to certain conditions in the Pooling and Servicing Agreement and the Series Supplement, if the principal of the Investor Certificates has not been paid in full prior to the Series Termination Date, the obligations created by the Pooling and Servicing Agreement and the Series Supplement with respect to the Investor Certificates shall terminate on the Series Termination Date.

                                     B-2-7

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                  This is one of the Class B Certificates referred to in the within mentioned Pooling and Servicing Agreement and Series Supplement.

                                            U.S. BANK NATIONAL ASSOCIATION,
                                            as Trustee

                                            By: ________________________________
                                                        Authorized Officer

                                     B-2-8